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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated January 31, 2005, except for the last paragraph of Note 17 and Note 18, as to which the date is February 9, 2005, relating to the consolidated financial statements of Particle Drilling Technologies, Inc. as of September 30, 2004 and 2003 and for the year ended September 30, 2004 and the periods from June 9, 2003 (date of inception) to September 30, 2003 and June 9, 2003 (date of inception) to September 30, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Houston, Texas
April 6, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM